UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, Lumber Liquidators Holdings, Inc. (the “Company”) and Robert M. Lynch, the Company’s current President and Chief Executive Officer, entered into a Relocation Assistance Agreement (the “Agreement”) to facilitate Mr. Lynch’s permanent relocation to the Central Virginia area, within daily driving distance of the Company’s headquarters. Pursuant to the Agreement, Mr. Lynch will receive $125,000, less required withholding and employment taxes and applicable 401(k) plan deferrals (the “Relocation Payment”), if Mr. Lynch closes on the purchase of a residence on or before October 1, 2014. The Relocation Payment is in lieu of the relocation benefits provided by Mr. Lynch’s Executive Employment Agreement, dated December 17, 2010.

If Mr. Lynch voluntarily terminates his employment with the Company within twelve months following receipt of the Relocation Payment, he will be required to repay the full amount of the Relocation Payment and, if the same occurs between twelve and twenty-four months, 50% of the Relocation Payment.

The Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Relocation Agreement with Robert M. Lynch, dated February 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: February 5, 2014	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Relocation Agreement with Robert M. Lynch, dated February 5, 2014.